UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020 (December 9, 2020)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2020, Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company") and Value Capital Partners (Pty) Ltd., a South African private company ("VCP"), entered into Amendment No. 1 to Cooperation Agreement (the "Amendment"), which amends the Cooperation Agreement (the "Original Agreement"), dated as of May 13, 2020, between the Company and VCP.

Among other things, the Amendment extends the termination date of the standstill period under the Original Agreement from the business day immediately following the Company's 2021 annual meeting of shareholders to the business day immediately following the Company's 2022 annual meeting of shareholders. In addition, the Amendment increases the amount that VCP, together with its controlled and controlling affiliates may, in the aggregate, beneficially own during the standstill period, from 19.9% to 24.9% of the then-outstanding common shares of the Company. Certain other provisions of the Original Agreement, generally related to the foregoing terms, were also modified under the Amendment.

A copy of the Amendment is attached hereto as Exhibit 10.1, and the description above is not complete and is qualified in its entirety by the full text of the Amendment as attached and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Cooperation Agreement, dated December 9, 2020, by and between Net 1 UEPS Technologies, Inc. and Value Capital Partners (Pty) Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: December 10, 2020	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer